                                                                 EXHIBIT d(4)(e)

                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


     This Amendment dated as of September 28, 1999, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Equity Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Mid Cap Growth Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:


                                   "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                             AIM EQUITY FUNDS, INC.

     The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $150 million..................................................    0.80%
Over $150 million...................................................    0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $350 million..................................................    0.75%
Over $350 million...................................................    0.625%

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $30 million...................................................    1.00%
Over $30 million to and including $150 million......................    0.75%
Over $150 million...................................................    0.625%


                        AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $2 billion....................................................    0.85%
Over $2 billion.....................................................    0.80%


                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion....................................................    0.60%
Over $1 billion to and including $2 billion.........................    0.575%
Over $2 billion.....................................................    0.55%


                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion....................................................    0.75%
Over $1 billion to and including $2 billion.........................    0.70%
Over $2 billion.....................................................    0.625%


                             AIM MID CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion....................................................    0.80%
Over $1 billion.....................................................    0.75%%

                               AIM WEINGARTEN FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $30 million...................................................    1.00%
Over $30 million to and including $350 million......................    0.75%
Over $350 million...................................................    0.625%"


     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

                                         AIM EQUITY FUNDS, INC.


Attest:/s/RENEE A. FRIEDLI               By:/s/ROBERT H. GRAHAM
       ----------------------------         ------------------------------------
           Assistant Secretary                     President

(SEAL)

                                         A I M ADVISORS, INC.


Attest:/s/LISA A. MOSS                   By:/s/CAROL F. RELIHAN
       ----------------------------         ------------------------------------
           Assistant Secretary                     Senior Vice President

(SEAL)